EXHIBIT 5.1

EXHIBIT 5.1

Tashlik, Kreutzer, Goldwyn & Crandell P.C.
40 Cuttermill Road
Great Neck, New York 11021

December 23, 2010

Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701

Gentlemen:

This opinion and the consent to use of our name are furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) by Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), for registration under the Act of 1,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), which will be issuable upon the exercise of options granted under the Company’s 2009 Stock Option Plan (the “Plan”).

We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement.  As such counsel, we have examined the Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation and the By-Laws of the Company, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Hi-Tech Pharmacal Co., Inc.
December 23, 2010

The Company has represented to us, and we assume for purposes of this opinion letter, that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify, or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.           The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

2.           The 1,000,000 shares of Common Stock covered by the Registration Statement have been duly authorized for issuance and, when issued and sold (the “Shares”) in accordance with the terms set forth in the Plan and, when (a) the Registration Statement has become effective under the Act, and (b) when the pertinent provisions of any applicable state securities law have been complied with, the Shares so issued will be validly issued and will be fully paid and nonassessable.

Officers of this firm are stock option holders of the Company.

Our opinions set forth herein are limited to the effect of the present corporate laws of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist.  Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinion contained herein.  We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

Hi-Tech Pharmacal Co., Inc.
December 23, 2010

We hereby consent to the use of this opinion as an Exhibit to the aforementioned Registration Statement and to the use of our name in the Registration Statement.  In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/Tashlik, Kreutzer, Goldwyn & Crandell P.C.

TK&G:sr